Exhibit 99.2

SOLAR BUSINESS UNIT OF SUNATION SOLAR SYSTEMS, INC. AND AFFILIATES

CARVE-OUT FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2022 AND 2021

Solar Business Unit of SUNation Solar Systems, Inc. and Affiliates

Table of Contents

Nine Months Ended September 30, 2022 and 2021

Independent Accountant’s Review Report

To the Shareholders of

Solar Business Unit of SUNation Solar Systems Inc. and Affiliates

Ronkonkoma, New York

We have reviewed the accompanying carve-out financial statements of Solar Business Unit of SUNation Solar Systems, Inc. and Affiliates (the “Solar Business Unit” or the “Company”), which comprise the carve-out balance sheets as of September 30, 2022 and December 31, 2021, and the related carve-out statements of income and shareholders’ equity and cash flows for the nine month periods ended September 30, 2022 and 2021, and the related notes to the carve-out financial statements. A review includes primarily applying analytical procedures to management’s financial data and making inquiries of company management. A review is substantially less in scope than an audit, the objective of which is the expression of an opinion regarding the financial statements as a whole. Accordingly, we do not express such an opinion.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Accountant’s Responsibility

Our responsibility is to conduct the review engagement in accordance with Statements on Standards for Accounting and Review Services promulgated by the Accounting and Review Services Committee of the AICPA. Those standards require us to perform procedures to obtain limited assurance as a basis for reporting whether we are aware of any material modifications that should be made to the financial statements for them to be in accordance with accounting principles generally accepted in the United States of America. We believe that the results of our procedures provide a reasonable basis for our conclusion.

We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements related to our review.

Accountant’s Conclusion

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in accordance with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the carve-out balance sheet as of December 31, 2021, and the related carve-out statements of income and shareholders’ equity and cash flows for the year then ended (not presented herein); and in our report dated November 7, 2022, we expressed an unqualified opinion on those carve-out financial statements.

Sasserath & Co, LLP
Ronkonkoma, New York
December 6, 2022	1

4175 Veterans Memorial Highway • Ronkonkoma, NY 11779

Solar Business Unit of SUNation Solar Systems, Inc. and Affiliates

Carve-Out Balance Sheets

September 30, 2022 and December 31, 2021

Assets
	(unaudited) September 30, 2022	December 31, 2021
Current assets
Cash and cash equivalents	$2,060,178	$2,071,735
Accounts receivable-trade	4,140,633	3,007,427
Employee Retention Credit receivable	1,548,686	-
Inventory	4,471,975	2,638,347
Prepaid expenses and other current assets	2,415,940	1,783,178
Costs and estimated earnings in excess of billings on uncompleted contracts	590,028	158,853
Due from related parties	30,266	382
Total current assets	15,257,706	9,659,922

Property and equipment, net	983,903	1,016,773

Right-of use lease assets	2,895,796	3,011,691

Other assets
Employee loans	72,562	93,822

Total assets	$19,209,967	$13,782,208

Liabilities and Shareholders’ Equity

Current liabilities
Accounts payable and accrued expenses	$4,947,547	$4,221,489
Accrued payroll liabilities	1,022,282	39,122
Refundable customer deposits	1,460,048	1,235,402
Billings in excess of costs and estimated earnings on uncompleted contracts	3,618,524	1,282,098
Due to shareholders	10,000	-
Distributions payable	1,548,686	-
Right-of-use lease obligations, current	126,928	117,225
Related party promissory note, current portion	228,996	223,490
Economic Injury Disaster Loan - current portion	4,581	3,100
Current portion of long-term debt	229,680	243,701
Total current liabilities	13,197,272	7,365,627

Non-current liabilities
Right-of-use lease obligations, less current portion	2,892,842	2,990,226
Related party promissory note, less current portion	1,976,281	2,148,723
Economic Injury Disaster Loan, less current portion	147,180	150,936
Long-term debt, less current portion	175,688	351,594
Total non-current liabilities	5,191,991	5,641,479

Total liabilities	18,389,263	13,007,106

Members’ and shareholders’ equity	820,704	775,102

Total liabilities and members’ and shareholders’ equity	$19,209,967	$13,782,208

See independent accountant’s review report and notes to combined financial statements.	2

Solar Business Unit of SUNation Solar Systems, Inc. and Affiliates

Carve-Out Statements Of Income

Nine Months Ended September 30, 2022 and September 30, 2021

(Unaudited)

	2022	2021

Revenue	$36,629,287	$25,845,349

Job costs	23,779,578	16,133,210

Gross profit	12,849,709	9,712,139

Selling, general and administrative expenses	12,008,619	9,549,581

Income from operations	841,090	162,558

Other income (expense)
Interest income	3,005	-
Paycheck Protection Program Loan forgiveness	-	2,007,796
Employee Retention Credit income	1,904,981	-
Gain on disposal of fixed asset	-	42,693
Other income	34,818	-
Interest expense	(79,010)	(90,251)

Total other income (expense)	1,863,794	1,960,238

Income before income taxes	2,704,884	2,122,796

Provision for income taxes	(209,635)	(8,871)

Net income	$2,495,249	$2,113,925

See independent accountant’s review report and notes to combined financial statements.	3

Solar Business Unit of SUNation Solar Systems, Inc. and Affiliates
Carve-Out Statements Of Shareholders’ and Members’ Equity
Nine Months Ended September 30, 2022 and September 30, 2021
(Unaudited)

	Shareholders’ Equity
	Common Stock		Retained	Treasury	Members’
	Shares	Amount	Earnings	Stock	Equity	Total
Balance, December 31, 2020	220	$502,000	$1,013,745	$-	$43,834	$1,559,579

Net income (loss)			2,116,070	-	(2,145)	2,113,925

Capital contributions	200	50,000	-	-	-	50,000

Treasury stock repurchased	(9)		-	(2,535,134)	-	(2,535,134)

Distributions to shareholders			(694,500)	-	-	(694,500)

Balance, September 30, 2021	411	$552,000	$2,435,315	$(2,535,134)	$41,689	$493,870

Balance, December 31, 2021	411	$552,000	$2,726,827	$(2,535,134)	$31,409	$775,102

Net income (loss)			2,501,173	-	(5,924)	2,495,249

Distributions to shareholders			(2,449,647)	-	-	(2,449,647)

Balance, September 30, 2022	411	$552,000	$2,778,353	$(2,535,134)	$25,485	$820,704

See independent accountant’s review report and notes to combined financial statements.	4

Solar Business Unit of SUNation Solar Systems, Inc. and Affiliates
Carve-Out Statements Of Cash Flows
Nine Months Ended September 30, 2022 and September 30, 2021

	2022	2021
Cash flows from operating activities
Net income	$2,495,249	$2,113,925
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Bad debt expense	49,850	10,000
Write down of intangible asset	-	250,000
Depreciation and amortization	182,470	225,189
Gain on forgiveness of Paycheck Protection Program Loan	-	(2,007,796)
Gain on disposal of fixed assets	-	(42,693)
Accrued interest - Economic Injury Disaster Loan	-	4,780
Changes in operating assets and liabilities:
Costs & estimated earnings in excess of billings on uncompleted contracts	(431,175)	(14,678)
Accounts receivable	(1,183,056)	(362,814)
Inventory	(1,833,628)	(396,371)
Prepaid expenses and other current assets	(632,762)	(242,900)
Employee loans	21,260	(80,035)
Billings in excess of costs and estimated earnings on uncompleted contracts	2,336,426	144,063
Accounts payable and accrued expenses	726,058	(428,338)
Accrued payroll liabilities	983,160	734,405
Operating lease right-of-use assets and liabilities	28,214	33,345
Deferred revenue	-	(21,500)
Refundable customer deposits	224,646	(59,368)
Net cash provided by (used in) operating activities	2,966,712	(140,786)

Cash flows from investing activities
Due from related parties	(29,884)	236,067
Purchase of property and equipment	(149,600)	(7,157)
Proceeds from sale of fixed assets	-	112,499
Net cash (used in) provided by investing activities	(179,484)	341,409

Cash flows from financing activities
Repayments of long-term debt, net	(189,927)	(212,562)
Repayments of line of credit facilities, net	-	(1,029,218)
Proceeds from Paycheck Protection Program Loan	-	2,007,796
Payments on Economic Injury Disaster Advance	(2,275)	-
Contributions from shareholders and members	-
Distributions to shareholders	(2,449,647)	(141,595)
Loans from shareholders, net	(156,936)	(714,792)
Net cash used in financing activities	(2,798,785)	(90,371)

Net (decrease) increase in cash and cash equivalents	(11,557)	110,252

Cash and cash equivalents - beginning	2,071,735	1,788,638

Cash and cash equivalents - ending	$2,060,178	$1,898,890

Supplemental disclosures of cash flow information
Cash paid for interest	$79,010	$90,251
Cash paid for state franchise tax	$209,635	$8,871

Supplemental disclosure of non-cash financing activities:
Distribution payable of anticipated Employee Retention Credit receivable	$1,548,686	$-
Shareholder loans recharacterized as contributions	$-	$50,000
Shareholder loans recharacterized as distributions	$-	$552,905
Treasury stock acquired with related party promissory note	$-	$2,535,134

See independent accountant’s review report and notes to combined financial statements.	5

Solar Business Unit of SUNation Solar Systems, Inc. and Affiliates
Notes to Financial Statements
September 30, 2022 and 2021

Note 1 – Summary of Significant Accounting Policies

Organization and Nature of Business

SUNation Solar Systems, Inc. (“SUNation”), a New York Corporation, is an installer of solar energy equipment to residential and commercial buildings primarily located in the New York metropolitan area. Authorized shares of common stock were 200 (no par value) at September 30, 2022 and December 31, 2021, 11 of which were issued and outstanding at September 30, 2022 and December 31, 2021. SUNation Service, Inc. (“Service”), a New York Corporation, is a repair and maintenance service provider of solar energy equipment in the New York metropolitan area. Authorized, issued and outstanding shares of common stock (no par value) at September 30, 2022 and December 31, 2021 were 200 shares. SUNation Electric, Inc. (“Electric”), a New York Corporation, is a contractor specializing in commercial electric work, primarily in the New York metropolitan area. Authorized shares of common stock were 200 (no par value) at September 30, 2022 and December 31, 2021, all of which were issued and outstanding. SUNation Energy, LLC (“Energy”), a New York Limited Liability Company formed on December 17, 2017, is a provider of electric energy from customized solar equipment. SUNation Roofing, LLC (“Roofing”), a New York Limited Liability Company formed on February 18, 2022, is a provider of roofing installation and repair services. SUNation, Service, Electric, Energy, and Roofing collectively are the “Solar Business Unit” or the “Company”.

Basis of Presentation

The carve-out financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and have been carved out from the financial statements of SUNation Solar Systems, Inc. and Affiliates using the historical assets and liabilities, results of operations and cash flows attributable to the Solar Business Unit. Management believes the assumption underlying the carve-out financial statements of the Solar Business Unit are reasonable, however the Solar Business Unit’s financial position, results of operations, and cash flows may have been materially different if it was operated as a stand-alone unit as of September 30, 2022 and for the nine-month periods ended September 30, 2022 and 2021.

Revenue and Cost Recognition

In accordance with Accounting Standards Codification (“ASC”) 606: Revenue from Contracts with Customers, the Company recognizes revenue according to the following steps: (1) identification of the contract with a customer, (2) identification of the performance obligations in the contract, (3) determination of the transaction price, (4) allocation of the transaction price to the performance obligations in the contract and (5) recognition of revenue when, or as, the Company satisfies a performance obligation. The Company’s revenues are composed of solar energy system and product sales sold to residential and commercial customers.

Solar Energy and Product Sales - Commercial

The Company recognizes revenues from fixed-price and modified fixed-price construction contracts on the percentage-of-completion method, measured by the percentage of hours incurred to date to the estimated total hours budgeted for each contract. That method is used because management considers total hours to be the best available measure of progress on the contracts, and therefore is the most appropriate measure of progress to the satisfaction of a performance obligation. Because of inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change within the near future.

Solar Business Unit of SUNation Solar Systems, Inc. and Affiliates
Notes to Financial Statements
September 30, 2022 and 2021

Note 1 – Summary of Significant Accounting Policies (continued)

Contract costs include all direct material, labor costs and those indirect costs related to contract performance, such as indirect labor and other supplies. Selling, general and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions and estimated profitability may result in revisions to costs and revenues which are recognized in which the revisions are determined. Changes in estimated job profitability resulting from job performance, job conditions, contract penalty provisions, claims, change orders, and settlements, are accounted for as changes in estimates in the current period.

Solar Energy and Product Sales - Residential

The principal performance obligation for residential sales is to design and install a solar energy system that is interconnected to the local power grid and granted permission to operate. When the solar energy system has been granted permission to operate, the customer retains all of the significant risks and rewards of ownership of the solar energy system. For certain installations, the Company provides limited post-sale services to monitor the productivity of the solar energy system for 20 or 25 years after it has been placed into service. The Company recognizes revenue for installation and system sales at the placed in-service date or product delivery date less any revenue allocated to monitoring services. The Company allocates a portion of the transaction price to the monitoring services by estimating the fair market price that would be charged for these services if offered separately from the sale of the solar energy system. All costs to obtain and fulfill contracts associated with system sales and installation are expensed as a cost of revenue when the Company has fulfilled its performance obligation and the products have been placed into service or delivered to the customer.

Disaggregation of revenues by products and services are as follows:

	Nine months ended September 30, 2022	Nine months ended September 30, 2021

Residential solar installations	$24,897,218	$19,119,784
Commerical solar installations	8,169,569	4,478,289
Solar battery installations	1,806,015	838,926
Service and repair income	1,489,495	1,408,350
Roofing repair and installations	266,990	-

	$36,629,287	$25,845,349

Cash and Cash Equivalents

The Company considers securities with maturities of three months or less, when purchased, to be cash equivalents. The Company maintains cash balances in a financial institution. The balance is insured by the Federal Deposit Insurance Corporation up to $250,000 per institution, with unlimited coverage for noninterest bearing accounts. From time to time the Company’s balances may exceed this limit.

Solar Business Unit of SUNation Solar Systems, Inc. and Affiliates
Notes to Financial Statements
September 30, 2022 and 2021

Note 1 – Summary of Significant Accounting Policies (continued)

Accounts Receivable

Accounts receivable includes trade receivables. The trade receivables are due at the completion of installation and the receipt of various required trade inspections. Receivables more than 90 days old are considered past due. Accounts receivable are written off when they are determined to be uncollectible.

Fair Value of Financial Instruments

The Company measures and reports financial assets and liabilities at fair value, on a recurring basis. Fair value measurement is classified and disclosed in one of the following three categories:

Level 1:   Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2:   Quoted prices in markets that are not active or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability.

Level 3:   Prices or evaluation techniques that require inputs that are both significant to the fair value measurement and unobservable (i.e., supported by little or no market activity).

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of September 30, 2022. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments.

Inventories

Inventories are valued at the lower of average cost or net realizable value. The value of the inventory on hand at September 30, 2022 and December 31, 2021 was $4,471,975 and $2,638,347, respectively.

Property and Equipment

Property and equipment is stated at cost. The cost of additions and betterments are capitalized and expenditures for repairs and maintenance are expensed in the period incurred. When items of property and equipment are sold or retired, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is included in income.

The Company capitalizes leased equipment where the terms of the lease result in the transfer to the Company of substantially all of the benefits and risks of ownership of the equipment.

Depreciation of property and equipment is provided utilizing both the straight-line and accelerated methods over the estimated useful lives of the respective assets, as follows:

Transportation equipment	5 years
Furniture and fixtures	7 years
Equipment	5-7 years
Website	5 years
Leasehold improvements	20 years

Solar Business Unit of SUNation Solar Systems, Inc. and Affiliates

Notes to Financial Statements

September 30, 2022 and 2021

Note 1 – Summary of Significant Accounting Policies (continued)

Leases

The Company determines if an arrangement is an operating lease at inception. For new operating leases, the Company recognizes an asset for the right to use a leased asset and a liability based on the present value of remaining lease payments over the lease term on the lease commencement date. Right-of-use (“ROU”) leases are included in long-term assets, and ROU lease liabilities are classified as either current or long-term liabilities on the consolidated balance sheet. Lease expense for ROU lease payments is recognized on a straight-line basis over the lease term.

Impairment of Long-Lived Assets

The Company evaluates whether events and circumstances have occurred that indicate the remaining estimated useful life of long-lived assets may warrant revision or that the remaining balance of an asset may not be recoverable. The measurement of possible impairment is based on the ability to recover the balance of assets from expected future operating cash flows on an undiscounted basis. Impairment losses, if any, would be determined based on fair value, using the present value of the cash flows with discount rates that reflect the inherent risk of the underlying business. No impairment was recognized for the period ended September 30, 2022, and for the year ended December 31, 2021.

Income Taxes

SUNation, Service and Electric have elected S corporation status for Federal and New York State purposes. Energy is treated as a partnership for tax purposes. As such, the owners are taxed personally on each entities' earnings and losses and income taxes are not payable by or provided for the entities other than state minimum taxes and filing fees. Tax years ending after December 31, 2019 are currently open to examination by the taxing authorities.

The Financial Accounting Standards Board has issued guidance regarding how uncertain tax positions should be recognized, measured, presented and disclosed in the consolidated financial statements. The guidance requires the evaluation of tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions are more-likely-than-not of being sustained upon examination by the applicable tax authority, based on the technical merits of the tax position, and then recognizing the tax benefit that is more-likely-than-not to be realized. Tax positions not deemed to meet the more-likely-than-not threshold would be recorded as a tax expense in the current reporting period. Management has analyzed the tax positions taken by the Company, and has concluded that as of September 30, 2022 and December 31, 2021, no uncertain positions are taken or are expected to be taken that would require recognition of a liability (or asset) or disclosure in the consolidated financial statement.

The Company’s policy is to record interest expense and penalties pertaining to income taxes in operating expenses. For the period September 30, 2022 and for the year ended December 31, 2021, there were no interest and penalties expenses recorded and no accrued interest and penalties.

Solar Business Unit of SUNation Solar Systems, Inc. and Affiliates

Notes to Financial Statements

September 30, 2022 and 2021

Note 1 – Summary of Significant Accounting Policies (continued)

Advertising

The Company expenses advertising costs as incurred. Advertising expense for the nine months ended September 30, 2022 and 2021 was $396,997 and $217,922, respectively.

Business combination

GAAP requires that all business combinations not involving entities or businesses under common control be accounted for under the acquisition method. The Company applies ASC 805, “Business combinations”, whereby the cost of an acquisition is measured as the aggregate of the fair values at the date of exchange of the assets given, liabilities incurred, and equity instruments issued. The costs directly attributable to the acquisition are expensed as incurred. Identifiable assets, liabilities and contingent liabilities acquired or assumed are measured separately at their fair value as of the acquisition date, irrespective of the extent of any non-controlling interests. The excess of (i) the total of cost of acquisition, fair value of the non-controlling interests and acquisition date fair value of any previously held equity interest in the acquiree over (ii) the fair value of the identifiable net assets of the acquiree is recorded as goodwill. If the cost of acquisition is less than the fair value of the net assets of the subsidiary acquired, the difference is recognized directly in the consolidated statements of income.

The determination and allocation of fair values to the identifiable assets acquired and liabilities assumed is based on various assumptions and valuation methodologies requiring considerable management judgement. The most significant variables in these valuations are discount rates, terminal values, the number of years on which to base the cash flow projections, as well as the assumptions and estimates used to determine the cash inflows and outflows. Management determines discount rates to be used based on the risk inherent in the related activity’s current business model and industry comparisons. Terminal values are based on the expected life of products and forecasted life cycle and forecasted cash flows over that period. The Company’s estimates of fair value are based upon assumptions believed to be reasonable, but which are inherently uncertain and unpredictable and, as a result, actual results may differ from estimates. Any changes to provisional amounts identified during the measurement period are recognized in the reporting period in which the adjustment amounts are determined.

COVID-19

On March 11, 2020, the World Health Organization declared a pandemic related to a strain of coronavirus (“COVID-19”), which led to a global health emergency. The public health impact of the outbreak continues to remain largely unknown and still evolving. The related health crisis could continue to adversely affect the global economy, resulting in continued economic downturn that could impact the Company.

Solar Business Unit of SUNation Solar Systems, Inc. and Affiliates

Notes to Financial Statements

September 30, 2022 and 2021

Note 1 – Summary of Significant Accounting Policies (continued)

Because of the uncertainties of COVID-19, the Company obtained a loan under the Paycheck Protection Program (the “PPP Loan”) pursuant to the Coronavirus Aid, Relief, and Economic Security Act (the “Cares Act”) and the Paycheck Protection Program Flexibility Act (the “Flexibility Act”). On February 6, 2021, the Company filed an application and supporting documentation for forgiveness in full of the PPP Loan. On February 18, 2021, the Company received notification the PPP Loan had been forgiven in full (see Note 8). Later in 2021, the Company filed an application and supporting documentation for forgiveness in full of a second PPP Loan, and in 2022, the Company received notification the second PPP Loan had been forgiven in full (see Note 8).

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates.

Treasury Stock

Treasury stock repurchased and held by the Company is recorded as a separate line item on the consolidated statement of members’ and shareholders’ equity. Treasury stock is held at cost until retired or reissued. Legal, brokerage, and other costs to acquire shares are not included in the cost of treasury stock.

Subsequent Event

Management has evaluated subsequent events through December 6, 2022, the date these financial statements were available to be issued, and determined that all subsequent events have been disclosed, and there were no other subsequent events requiring disclosure in or adjustment to these financial statements.

Note 2 – Property and Equipment, net

The major classes of furniture and equipment at September 30, 2022 and December 31, 2021 are as follows:

	As of	As of
	September 30, 2022	December 31, 2021

Transportation Equipment	$1,615,288	$1,521,175
Furniture & Fixtures	324,106	321,278
Equipment	387,026	351,550
Website	10,526	10,526
Leasehold Improvement	895,882	880,110

	3,232,828	3,084,639

Less – accumulated depreciation	(2,248,925)	(2,067,866)

	$983,903	$1,016,773

Solar Business Unit of SUNation Solar Systems, Inc. and Affiliates

Notes to Financial Statements

September 30, 2022 and 2021

Note 2 – Property and Equipment, net (continued)

Depreciation and amortization expense for the nine months ended September 30, 2022 and 2021 was $182,470 and $225,189 respectively.

Note 3 – Line of Credit

On January 26, 2018, the Company entered into a revolving line of credit with Dime Bank (“Dime”), which provides for maximum borrowings of $1,500,000. The outstanding balance on the revolving line was $0 as of September 30, 2022 and December 31, 2021. Interest is payable monthly computed at a rate of 1% over the Prime Rate (7.25% at September 30, 2022 and 4.25% at December 31, 2021). Interest only payments commenced on February 28, 2018, with outstanding principal and interest previously due on the maturity date, which was extended to May 31, 2023. This credit facility is guaranteed by Service and the shareholders of SUNation, and substantially all of the assets of SUNation and Service have been cross-collateralized under the line of credit agreement. This line of credit with Dime was terminated in accordance with a Transaction Agreement entered into on November 9, 2022 (see Note 15).

Note 4 – Long-Term Debt

Equipment loans

The Company entered into various loan agreements secured by machinery and equipment which expire at various dates through September 2025. The loan agreements bear interest at rates ranging from 0% to 8.2% per annum.

Equipment recorded under long term debt of $1,615,288 and $1,521,175 as of September 30, 2022 and December 31, 2021, respectively, is included in property and equipment with accumulated depreciation of $1,381,475 and $1,256,646 at September 30, 2022 and December 31, 2021, respectively. Depreciation expense on these assets charged to expense for the nine months ended September 30, 2022 and 2021 was $140,069 and $150,989, respectively.

SUNation Solar Systems, Inc. Loan

On August 1, 2018, SUNation entered into a term loan facility with Suffolk Federal Credit Union (“SFCU”) in the amount of $605,000. These funds were used to fund the business activity related to SUNation’s installation of solar systems on three of the SFCU buildings. The term loan facility calls for a 71 month amortization period, with fixed interest of 3%. The loan is payable in equal monthly installments of principal and interest of $ 9,292, and matures on August 1, 2024. The outstanding balance on the term loan was $205,251 and $282,395 as of September 30, 2022 and December 31, 2021, respectively. The loan is personally guaranteed by the SUNation shareholders, and secured by the energy producing equipment utilized by SFCU. Under the terms of the term loan agreement, the Company is required to maintain a financial covenant, as defined in the agreement. In November 2022, this term loan facility was fully repaid.

Solar Business Unit of SUNation Solar Systems, Inc. and Affiliates

Notes to Financial Statements

September 30, 2022 and 2021

Note 4 – Long-Term Debt (continued)

Future principal payments

Future minimum principal payments under all of the mortgage and term loans for the next five years ending December 31, are as follows:

Years Ending December 31,
Remaining 2022	$58,314
2023	217,973
2024	119,059
2025	10,022
$405,368

Note 5 – Commitments and Contingencies

Litigation

From time to time, the Company is a party to litigation arising in the normal course of its business operations. In the opinion of management, it is not anticipated that the settlement or resolution of such matters will have a material adverse impact on the Company’s financial condition, liquidity or results of operations.

Warranty provision

The Company warrants its products for various periods against defects in material or installation workmanship. The manufacturers of the solar panels and the inverters provide a warranty period of generally 25 years and 10 years, respectively. The Company will assist its customers in the event that the manufacturers' warranty needs to be used to replace a defective solar panel or inverter. The Company provides for warranty up to 10 years in duration on the installation of a system and all equipment and incidental supplies other than solar panels and inverters that are recovered under the manufacturers' warranty. The Company provides extended workmanship warranties paid by the customer for up to 25 years for the service of inverters, which is reimbursed by the manufacturer.

The Company records a provision for the installation warranty, an expense included in cost of sales, based on management’s best estimate of the probable cost to be incurred in honoring it’s warranty commitment. The Company’s accrued warranty provision was $276,791 and $274,800 at September 30, 2022 and December 31, 2021, respectively, and is included in accrued expenses.

Operations, Maintenance and Administrative Agreements

The Company has entered into operations, maintenance and administrative agreements (“OMMA”) with several parties. Under these OMMA agreements, the Company performs various maintenance, billing and other services for customers of the parties under contract. Specific terms and services vary per OMMA.

Solar Business Unit of SUNation Solar Systems, Inc. and Affiliates

Notes to Financial Statements

September 30, 2022 and 2021

Note 6 – Contracts Receivables (Accounts Receivable)

The Company follows the practice of billing residential customers upon the completion of the project. Most residential projects are completed within one to two days. The Company follows the practice of billing commercial customers based on individual contracts as projects are completed. The length of contract varies by contract. Accounts receivable consists of receivables from both customers and New York State Energy Research and Development Authority (“NYSERDA”) rebates assigned by customers to SUNation. The balance at September 30, 2022 and December 31, 2021 is $3,817,964 and $2,570,995, respectively.

Note 7 – Uncompleted Contracts

As of September 30, 2022 and December 31, 2021, billings in excess of costs and estimated earnings on uncompleted contracts consist of the following:

	As of September 30, 2022	As of December 31, 2021

Billings to date	$4,801,891	$1,688,025

Cost incurred on uncompleted contracts	836,414	272,437
Estimated earnings	346,953	133,490

Cost plus estimated earnings	1,183,367	405,927

Billings in excess of cost plus estimated earnings, net	$3,618,524	$1,282,098

As of September 30, 2022, and December 31, 2021, costs and estimated and earnings in excess of billings on uncompleted contracts consist of the following:

	As of September 30, 2022	As of December 31, 2021

Costs incurred on uncompleted contracts	$1,853,035	$1,120,935
Estimated earnings	1,094,964	415,020
	2,948,000	1,535,955
Billings to date	2,357,972	1,377,102
Costs and estimated earnings in excess of billings on uncompleted contracts	$590,028	$158,853

Solar Business Unit of SUNation Solar Systems, Inc. and Affiliates

Notes to Financial Statements

September 30, 2022 and 2021

Note 8 – PPP Loan

In April 2020, the Company obtained an unsecured loan of $2,125,100 under the PPP Loan pursuant to the CARES Act and the Flexibility Act. The Paycheck Protection Program is administered by the SBA. In accordance with the requirements of the CARES Act, the Company used proceeds from the PPP Loan primarily for payroll costs. Under the terms of the CARES and Flexibility Acts, PPP Loan recipients can apply for and be granted forgiveness for all or a portion of loans granted under the Paycheck Protection Program. On April 9, 2020, the Company filed an application and supporting documentation for forgiveness in full of the PPP Loan. On February 18, 2021, the Company received notification the PPP Loan had been forgiven in full.

In January 2021, the Company entered into an unsecured promissory note totaling $2,007,796, under the Second Draw Paycheck Protection Program (the “Second Draw PPP”) created by the Consolidated Appropriations Act, 2021 (the “CAA Act”). The term of the Second Draw PPP loan is five years. The interest rate on each Second Draw PPP  loan is 1.0% per annum, which shall be deferred for the first sixteen months of the term of the loan. After the initial sixteen-month deferral period, the Second Draw PPP loan requires monthly payments of principal and interest until maturity with respect to any portion of such Second Draw PPP loan which is not forgiven. Under the terms of the CAA Act, Second Draw PPP loan recipients can apply for, and be granted, forgiveness for all or a portion of such loans. Such forgiveness will be determined, subject to limitations and ongoing rulemaking by the SBA, based on the use of loan proceeds for payroll costs and mortgage interest, rent or utility costs, the maintenance of employee and compensation levels and certain other approved expenses. In March and April of 2022, the Company received notification the PPP Loan had been forgiven in full.

Note 9 – EIDL Loan

On July 7, 2020, the Company executed the standard loan documents required for securing a loan from the SBA under its Economic Injury Disaster Loan program (“EIDL Loan”). Pursuant to the SBA Loan Agreement, the principal amount of the EIDL Loan was $ 150,000, with proceeds to be used for working capital purposes. Interest accrues at the rate of 3.75% per annum. Installment payments, including principal and interest, are due monthly beginning July 6, 2021 (twelve months from the date of the SBA Loan Agreement) in the amount of $731. The balance of principal and interest is payable thirty years from the date of the SBA Loan Agreement. In connection therewith, the Company received a $10,000 advance on May 4, 2020, which does not have to be repaid, and is reflected in other loan forgiveness in the Company’s accompanying combined statement of income. At September 30, 2022 and December 31, 2021, the EIDL Loan balance was $151,761 and $ 154,056, respectively. The EIDL Loan was repaid prior to entering into a Transaction Agreement on November 9, 2022 (see Note 15).

Solar Business Unit of SUNation Solar Systems, Inc. and Affiliates

Notes to Financial Statements

September 30, 2022 and 2021

Note 9 – EIDL Loan (continued)

Future minimum principal payments under the EIDL Loan for the next five years are as follows:

Years Ending December 31,

Remaining 2022	$774
2023	3,218
2024	3,325
2025	3,468
2026	3,600
Thereafter	137,376

Total lease liabilities	$151,761

Note 10 – Leases

The Company adopted Accounting Standards Codification (“ASC”) Topic 842, Leases (“ASC 842), and its subsequent amendments effective February 3, 2019. Adoption of this standard resulted in the Company’s total assets and total liabilities on the consolidated balance sheet each increasing by approximately $ 3,305,000 on the date of adoption, primarily due to the recognition of operating lease right-of-use assets and liabilities.

Under ASC 842, a lease is a contract or an agreement, or a part of another arrangement, between two or more parties that, at its inception, creates enforceable rights and obligations that conveys the right to control the use of identified property, plant or equipment for a period of time in exchange for consideration. The Company leases office space from a related party, expiring in December 2035. The Company’s lease agreement does not provide implicit interest rates. Instead, the Company uses an incremental borrowing rate determined on the lease commencement date to calculate the present value of future lease payments.

The incremental borrowing rate (5.1% at September 30, 2022 and December 31, 2021) is calculated for each individual lease and represents the rate of interest that the Company would have to pay on a collateralized basis over a similar term an amount equal to the lease payments in a similar environment.

Lease expense in connection with the Company’s operating lease for the nine months ended September 30, 2022 and 2021 was $306,660.

Solar Business Unit of SUNation Solar Systems, Inc. and Affiliates

Notes to Financial Statements

September 30, 2022 and 2021

Note 10 – Leases (continued)

Supplemental balance sheet information related to leases for the periods ended September 30, 2022, and December 31, 2021, are as follows:

	As of	As of
	September 30, 2022	December 31, 2021

Right-of-use lease assets	$2,895,796	$3,011,691

Right-of-use lease obligations – current	$126,928	$117,225
Right-of-use lease obligations – non-current	2,892,842	2,990,226

	$3,019,770	$3,107,451

A summary of future minimum payments under non-cancellable operating lease commitment as of September 30, 2022, are as follows:

Years Ending December 31,

Remaining 2022	$67,260
2023	275,880
2024	282,720
2025	289,560
2026	296,400
Thereafter	2,975,400

Total lease liabilities	4,187,220
Less amount representing interest	(1,167,450)

Total	3,019,770
Less current portion	(126,928)

Lease liability – long term portion	$2,892,842

Note 11 – Retirement Plan

The Company formed a 401(K) plan in 2009. An employee may elect to participate, if eligible, based on the plan's guidelines. The Company reinstated matching of employee contributions up to 3% in May of 2015. The matching benefit is vested by the employee over a period of time. Contribution expense for the nine months ended September 30, 2022 and 2021 was $114,815 and $101,119, respectively.

Solar Business Unit of SUNation Solar Systems, Inc. and Affiliates

Notes to Financial Statements

September 30, 2022 and 2021

Note 12 – Shareholder Buyout

On March 19, 2021, the Company entered into an agreement to buy out a shareholder and member of the Company in exchange for a $2,535,134 promissory note (the “Related Party Promissory Note”) and other compensation as defined in the agreement. Treasury stock in connection with this transaction was recorded at the purchase price, to reflect the market value of the shares acquired. The Related Party Promissory Note calls for monthly payments of principal and interest of $24,773 including interest of 3.25% and matures on March 1, 2031. The balance of the Related Party Promissory Note at September 30, 2022 was $2,205,277.

Future minimum principal payments under the Related Party Promissory Note for the next five years are as follows:

Years Ending December 31,

Remaining 2022	$56,554
2023	230,862
2024	238,477
2025	246,345
2026	254,472
Thereafter	1,178,567

$2,205,277

Note 13 – Related Party Transactions

Loan guarantees

In 2016, a related party entered into a mortgage loan agreement with the United States Small Business Administration (“SBA”). This mortgage is guaranteed by SUNation and its shareholders.

Due from related parties

Due from related parties consists of advances to various affiliates which amounted to $30,266 and $382 at September 30, 2022 and December 31, 2021, respectively.

Distributions payable

Distributions payable consists of amounts due to shareholders which amounted to $1,558,686 and $0 at September 30, 2022 and December 31, 2021, respectively, which will be paid when cash flow permits.

Note 14 – Employee Retention Credit

Under the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”), the Company filed an amended payroll tax return during 2022 in order to secure the Employee Retention Credit (“ERC”), which was a refundable tax credit against certain employment taxes incurred in the first, second and third quarters of 2021. The resulting ERC totaled $1,904,981, of which $356,295 was received as of September 30, 2022.

Solar Business Unit of SUNation Solar Systems, Inc. and Affiliates

Notes to Financial Statements

September 30, 2022 and 2021

Note 15 – Subsequent Event – Sale of Solar Business Unit

On November 9, 2022, the sellers of the Company entered into a Transaction Agreement with Pineapple Energy, Inc., whereby Pineapple Energy, Inc. acquired all of the issued and outstanding equity of SUNation Solar Systems, Inc. and five of its affiliated entities: SUNation Commercial, Inc., SUNation Service, Inc., SUNation Electric, Inc., SUNation Energy, LLC, and SUNation Roofing, LLC. The Company was acquired from the sellers for an aggregate purchase price of approximately $21.9 million, comprised of (a) $2.39 million in cash consideration paid at closing, (b) the issuance at closing of a $5.0 million Short-Term Limited Recourse Secured Promissory Note (the “Short-Term Note”), (c) the issuance at closing of a $5,486,000 Long-Term Promissory Note (the “Long-Term Note”), (d) the issuance at closing of an aggregate of 1,480,000 shares (the “Shares”) of Pineapple Energy Inc. common stock, and (e) potential earn-out payments of up to $2.5 million for each of fiscal years 2023 and 2024, based on the percentage of year-over-year EBITDA growth of the Company, as set forth in the Transaction Agreement (the “Earnout”).

The Short-Term Note is secured as described below and matures on August 9, 2023. It carries an annual interest rate of 4% until the three-month anniversary of issuance, 8% thereafter until the six-month anniversary of issuance, then 12% thereafter until the Short-Term Note is paid in full. The Long-Term Note is unsecured and matures on November 9, 2025. It carries an annual interest rate of 4% until the first anniversary of issuance, then 8% thereafter until the Long-Term Note is paid in full. Pineapple Energy Inc. will be required to make a principal payment of $2.5 million on the second anniversary of the Long-Term Note. Both the Short-Term Note and Long-Term Note may be prepaid at Pineapple Energy Inc.’s option any time without penalty.

Pursuant to a Limited Pledge and Security Agreement among the sellers and Pineapple Energy Inc., dated November 9, 2022 (the “Pledge Agreement”), the Short-Term Note is secured by a pledge by Pineapple Energy Inc. of the equity purchased under the Transaction Agreement. While the Short-Term Note remains outstanding, Pineapple Energy Inc. also agrees to certain negative covenants with respect to the operation of the Company, including limits on distributions, the incurrence of indebtedness, imposition of liens, and sales of assets outside the ordinary course of business. If the sellers of the Company exercise their remedies under the Pledge Agreement (due to an event of default by Pineapple Energy Inc. under the Short-Term Note or the Pledge Agreement), the sellers would be able recover the pledged equity of the Company, and Pineapple Energy Inc.’s remaining obligations under the Short-Term Note and the Long-Term Note would be cancelled in their entirety and would be of no further force and effect. Pineapple Energy Inc.’s obligations to make any Earnout payment under the Transaction Agreement would also be terminated. The Pledge Agreement will automatically terminate upon the payment of all amounts due under the Short-Term Note.